Exhibit 99.1

For Immediate Release NR 14-0704

AECOM Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	AECOM Investor Contact: Paul Cyril SVP, Investor Relations 213.593.8322 Paul.Cyril@aecom.com	URS Media Contact: Hugh Burns, Ron Low and Delia Cannan Sard Verbinnen 212.687.8080 HBurns@sardverb.com RLow@sardverb.com DCannan@sardverb.com	URS Investor Contact: Sam Ramraj VP, Investor Relations 415.774.2700 Sam.Ramraj@urs.com

AECOM to acquire URS Corporation for US$56.31 per share in cash and stock

•	Creates industry-leading E&C company with broad global reach and enhanced ability to deliver integrated services to clients

•	Accelerates AECOM’s strategy of offering an integrated-delivery model by adding key capabilities and expertise in markets including construction, oil & gas, power and government services

•	Expected to realize US$250 million in annual cost-saving synergies, nearly all of which will be achieved by the end of fiscal year 2016

•	Expected to be accretive to AECOM’s GAAP earnings per share and more than 25% accretive to AECOM’s cash earnings per share in FY2015, excluding transaction-related costs

•	Transaction enterprise value of approximately US$6 billion

LOS ANGELES & SAN FRANCISCO (July 13, 2014) — AECOM Technology Corporation (NYSE: ACM) and URS Corporation (NYSE: URS) today announced the execution of a definitive agreement under which AECOM will acquire all outstanding shares of URS for a combination of cash and stock valued at approximately US$4 billion or US$56.31 per URS share, based on the AECOM closing share price as of July 11, 2014. Including the assumption of URS debt, the total enterprise value of the transaction is approximately US$6 billion.

The combined company will be a leading, fully integrated infrastructure and federal services provider with more than 95,000 employees in 150 countries. It would have calendar year 2013 pro forma revenues of more than US$19 billion and EBITDA of approximately US$1.3 billion.(1)

“This combination creates an industry leader with the ability to deliver more capabilities from a broad global platform to reach more clients in more industry end markets,” said Michael S. Burke, AECOM president and chief executive officer. “Clients, employees and stockholders of both companies will benefit from the opportunities created by these expanded capabilities, broad global reach in key growth markets and economies of scale. In one step, we will dramatically accelerate our strategy of creating an integrated delivery platform with superior capabilities to design, build, finance and operate infrastructure assets around the world.”

Martin M. Koffel, chairman and chief executive officer of URS, stated, “This is a compelling strategic combination that we believe will benefit our clients, stockholders and employees. URS stockholders will receive significant, immediate value from the transaction and will be able to participate in the future prospects of the combined company, which we expect will be better positioned to compete for major, complex projects across a diverse range of end markets and geographic regions.”

Koffel continued, “Our two businesses are complementary, and our cultures are highly compatible. We anticipate that employees from the combined company will benefit as the organization integrates its leadership talent and capitalizes on its greater scale to invest in its people, improve their career opportunities and advance their capacity to compete globally.”

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Terms of the Transaction

AECOM will pay US$56.31 per URS share, based on AECOM’s closing price on July 11, 2014, representing a premium of 19% over the trailing 30-day average closing price of URS shares ending July 11, 2014. URS stockholders will receive per share consideration equal to US$33.00 in cash and 0.734 shares of AECOM common stock for each URS share. URS stockholders may elect to receive all cash or all stock consideration, subject to proration in the event of oversubscription. The election will be subject to a customary proration mechanism to achieve an aggregate consideration mix of approximately 59% cash and 41% AECOM common shares. The stock portion of the consideration is expected to be tax-free to URS stockholders.

AECOM stockholders will retain their shares following the consummation of the transaction. Upon completion of the transaction, URS stockholders will own shares that account for approximately 35% of the combined company, which will allow URS stockholders to participate in the prospects of a business that is well positioned to create long-term stockholder value.

AECOM expects the combination to be accretive to its GAAP earnings per share and more than 25% accretive to its cash earnings per share in fiscal year 2015, excluding transaction-related costs. AECOM also expects annual cost synergies of US$250 million, nearly all of which it expects to achieve by the end of fiscal year 2016. These synergy expectations are based on the due diligence and planning that have already been conducted. Including the realization of expected synergies, the approximately US$6 billion enterprise value of the transaction is less than 7x pro forma 2015 URS EBITDA.

AECOM has received a firm commitment from Bank of America to provide debt financing in connection with the transaction, subject to customary conditions, the proceeds of which will be used to refinance a portion of existing AECOM and URS debt and to finance the cash consideration to be paid in the transaction. Closing of the transaction is not conditioned on financing. The financing commitment comprises senior secured credit facilities. At closing, AECOM is expected to have approximately US$5.2 billion in total debt outstanding.

“We will continue to maintain our balance sheet flexibility,” said Stephen M. Kadenacy, chief financial officer. “We plan to use our strong free cash flow to reduce our debt level, with a goal of returning to our long-term target leverage ratio of approximately 2 times debt-to-EBITDA by the end of 2017.”

The terms of the definitive agreement have been unanimously approved by the Boards of Directors of both companies. The transaction is subject to customary closing conditions, including regulatory approvals, approval by URS stockholders of the merger agreement, and the approval by AECOM stockholders of the issuance of shares in the transaction. The transaction is expected to close in October 2014.

Seamless Integration Anticipated

AECOM will become one of the largest companies by revenue in the engineering and construction industry. The combined firm will be headquartered in Los Angeles and will be the largest publicly traded company in that city. AECOM also expects to maintain a key operational presence in San Francisco, where URS is headquartered.

Michael S. Burke will be the combined company’s chief executive officer, and the companies have designed a new operating management structure that will include proven senior leaders from both URS and AECOM. John M. Dionisio, AECOM executive chairman, will be chairman of the board and, at closing, AECOM will elect two URS board members to the AECOM Board of Directors.

“Building on AECOM’s experience of adding new skill sets and delivering them across our established global platform, we anticipate a smooth and seamless integration,” said Burke. “We are developing integration plans that will enable us to bring together the best of both organizations. The process will be led by executives of both companies.”

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Additional Capabilities to Serve Customers Across AECOM’s Global Platform

The combined company will be a premier, fully integrated infrastructure firm, serving clients across a broad range of markets, including transportation, facilities, environmental, energy, water and government. The two companies are world leaders in the infrastructure industry.

URS adds to AECOM’s construction capabilities, deepening a core competency that AECOM expects to leverage across its global platform. URS also brings strong sector expertise in important end markets, including oil & gas, power and government services.

Burke added, “The combination of AECOM and URS creates an industry leader with unsurpassed capacity to deliver integrated solutions across AECOM’s existing markets. We will have the ability to design and deliver major civil infrastructure projects in sectors such as transportation and water. In addition, we expect to seize opportunities to more broadly leverage our direct investment vehicle, AECOM Capital.”

AECOM Outlook

AECOM also announced that it continues to target diluted earnings per share (EPS) in the lower end of its range of US$2.50 to US$2.60 for fiscal year 2014, excluding transaction-related costs. It also still anticipates that its third-quarter EPS will be approximately 25% of its full-year results. The company’s backlog continues to grow sequentially and year over year, and remains at record levels. AECOM will release its results and host its third-quarter earnings call on August 5th.

Investor Call

AECOM and URS will host a joint conference call on Monday, July 14, 2014, at 8 a.m. EDT to discuss the business combination. Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com and www.urs.com. The webcast will be available for replay following the call. The call can also be accessed over the phone by dialing 1 (800) 708-4540 or 1 (847) 619-6397; the conference ID is 37659204.

Additional information about this transaction is available online at www.aecom-urs.com.

BofA Merrill Lynch acted as lead financial advisor to AECOM with Moelis & Company LLC also acting as financial advisor. Gibson, Dunn & Crutcher LLP served as AECOM’s legal counsel. Dean Bradley Osborne and Citi Corporate and Investment Banking acted as financial advisor to URS, and Wachtell, Lipton, Rosen & Katz and Cooley LLP served as its legal counsel.

(1)	A reconciliation of EBITDA to GAAP net income is included later in this press release.

About AECOM

Ranked as a leading engineering design firm by Engineering News-Record magazine, AECOM is a premier, fully integrated infrastructure and support services firm, with a broad range of markets, including transportation, facilities, environmental, energy, water and government. With approximately 45,000 employees — including architects, engineers, designers, planners, scientists and management and construction services professionals — serving clients in more than 150 countries around the world, AECOM is a leader in all of the key markets that it serves. AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments. A Fortune 500 company, AECOM had revenue of $8.0 billion during the 12 months ended March 31, 2014. More information on AECOM and its services can be found at www.aecom.com.

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About URS

URS Corporation (NYSE: URS) is a leading provider of engineering, construction, and technical services for public agencies and private sector companies around the world. The company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; management and operations; information technology; and decommissioning and closure services. URS provides services for federal, oil and gas, infrastructure, power, and industrial projects and programs. Headquartered in San Francisco, URS Corporation has more than 50,000 employees in a network of offices in nearly 50 countries (www.urs.com).

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which AECOM and URS operate and beliefs of and assumptions made by AECOM management and URS management, involve uncertainties that could significantly affect the financial results of AECOM or URS or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving AECOM and URS, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to creating value for stockholders, benefits of the transaction to customers and employees of the combined company, integrating our companies, cost savings, synergies, earnings per share, backlog, and the expected timetable for completing the proposed transaction – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the merger and the timing of the closing of the merger; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; the interest rate on any borrowings incurred in connection with the transaction; the impact of the indebtedness incurred to finance the transaction; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, customers and competitors; the outcome of any legal proceedings that have been or may be instituted against URS and/or AECOM and others following announcement of the transaction; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger; changes in financial markets, interest rates and foreign currency exchange rates; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by AECOM and URS. AECOM and URS do not intend, and undertake no obligation, to update any forward-looking statement.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, AECOM intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of AECOM and URS that also constitutes a prospectus of AECOM. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AECOM by contacting AECOM Investor Relations at 1-213-593-8000. Investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Additionally, information about the transaction is available online at www.aecom-urs.com.

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AECOM and URS and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about AECOM’ directors and executive officers is available in AECOM proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on Jan. 24, 2014. Information about URS’s directors and executive officers is available in URS’s proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on April 17, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from AECOM or URS using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Use of Non-GAAP Financial Measure

In addition to the financial measures prepared in accordance with GAAP, we use the non-GAAP financial measure “EBITDA.” EBITDA is defined as net earnings before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of operating performance under GAAP. We believe that the use of this non-GAAP measure helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. When analyzing our operating performance, investors should not consider this non-GAAP measure as a substitute for net income prepared in accordance with GAAP.

Reconciliation of EBITDA to Net Income Attributable to the Company

Calendar Year Ended December 2013

US$ Millions
EBITDA	1,258.8
Less: Interest	(126.1)
Less: Depreciation and amortization	(356.9)

Income attributable to the Company before income taxes	775.8
Less: Income tax expense	(271.1)

Net income attributable to the Company	504.7

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